EXECUTION COPY
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                              THE TIMKEN COMPANY

                             (an Ohio corporation)




                       12,895,973 Shares of Common Stock



                              PURCHASE AGREEMENT



























Dated:  October 15, 2003

                               Table of Contents

PURCHASE AGREEMENT

Section 1. Representations and Warranties....................................3
    (a)  Representations and Warranties by the Company.......................3
         (i)     Compliance with Registration Requirements...................3
         (ii)    Incorporated Documents......................................3
         (iii)   Independent Accountants.....................................4
         (iv)    Financial Statements........................................4
         (v)     No Material Adverse Change in Business......................4
         (vi)    Good Standing of the Company................................5
         (vii)   Good Standing of Subsidiaries...............................5
         (viii)  Venture Entities............................................5
         (ix)    Authorization of Agreement..................................5
         (x)     Authorization and Description of Securities.................6
         (xi)    Absence of Defaults and Conflicts...........................6
         (xii)   Distributions and Dividend Payments.........................6
         (xiii)  Internal Controls...........................................7
         (xiv)   Absence of Labor Dispute....................................7
         (xv)    Absence of Proceedings......................................7
         (xvi)   Possession of Intellectual Property.........................7
         (xvii)  Absence of Further Requirements.............................8
         (xviii) Possession of Licenses and Permits..........................8
         (xix)   Title to Property...........................................8
         (xx)    Investment Company Act......................................8
         (xxi)   Registration Rights.........................................8
         (xxii)  Environmental Laws..........................................9
    (b)  Representations and Warranties by the Selling Stockholder...........9
         (i)     Information Furnished by the Selling Stockholder............9
         (ii)    Authorization of Agreements.................................9
         (iii)   Good and Marketable Title..................................10
         (iv)    Absence of Manipulation....................................10
         (v)     Absence of Further Requirements............................10
         (vi)    Restriction on Sale of Securities..........................10
         (vii)   IR Shares Suitable for Transfer............................11
         (viii)  No Association with NASD...................................11
         (ix)    Selling Stockholder Information............................11
    (c)  Officer's Certificates.............................................11

Section 2. Sale and Delivery to Underwriter; Closing........................11
    (a)    The Securities...................................................11
    (b)    Payment..........................................................11
    (c)    Denominations; Registration......................................12

Section 3. Covenants of the Company.........................................12

Section 4. Payment of Expenses..............................................15
    (a)    Expenses of the Company..........................................15
    (b)    Expenses of the Selling Stockholder..............................15
    (c)    Termination of Agreement.........................................15

Section 5. Conditions of Underwriter's Obligations..........................16

Section 6. Indemnification..................................................18
    (a)    Indemnification of the Underwriter and the Selling Stockholder
           by the Company...................................................18
    (b)    Indemnification of the Company, the Selling Stockholder,
           Directors and Officers by the Underwriter........................20
    (c)    Indemnification of the Company, the Underwriter, Directors and
           Officers by the Selling Stockholder..............................20
    (d)    Actions Against Parties; Notification............................20
    (e)    Settlement Without Consent if Failure to Reimburse...............21
    (f)    Acknowledgement..................................................21

Section 7. Contribution.....................................................21

Section 8. Representations, Warranties and Agreements to Survive Delivery...23

Section 9. Termination of Agreement.........................................23
    (a)    Termination; General.............................................23
    (b)    Liabilities......................................................23

Section 10. Notices.........................................................23

Section 11. Parties.........................................................24

Section 12. GOVERNING LAW AND TIME..........................................24

Section 13. Effect of Headings..............................................24

SCHEDULES

    Schedule A - Pricing Information...................................Sch A-1
    Schedule B - List of Subsidiaries..................................Sch B-1
    Schedule C - List of Persons and Entities Subject to Lock-up.......Sch C-1

EXHIBITS

    Exhibit A - Form of Opinion of Company's Counsel.......................A-1
    Exhibit B - Form of Letter of Company's Counsel........................B-1
    Exhibit C - Form of Opinion of Company's In-house Counsel..............C-1
    Exhibit D - Form of Opinion of Selling Stockholder's Counsel...........D-1
    Exhibit E - Form of Lock-up Agreement..................................E-1

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


                              THE TIMKEN COMPANY
                             (an Ohio corporation)

                       12,895,973 Shares of Common Stock
                                (No Par Value)


                              PURCHASE AGREEMENT
                              ------------------

                                                          October 15, 2003

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

         The Timken Company, an Ohio corporation (the "Company"), and Ingersoll-Rand Company, a New Jersey corporation (the "Selling Stockholder"), confirm their respective agreements with Morgan Stanley & Co. Incorporated (the "Underwriter") with respect to the issue and sale by the Company and the purchase by the Underwriter of 3,500,000 shares (the "Company Shares") of Common Stock, without par value, of the Company ("Common Stock") and the sale by the Selling Stockholder and the purchase by the Underwriter of 9,395,973 shares (the "IR Shares") of Common Stock. The Company Shares and the IR Shares are hereinafter referred to collectively as the "Securities."

         The Company and the Selling Stockholder understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") (i) a shelf registration statement on Form S-3 (No. 333-100731) covering the registration of the Company Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related base prospectus relating to the Company Shares (the "Company Registration Statement") and (ii) a shelf registration statement on Form S-3 (No. 333-108792) covering the registration of the IR Shares under the 1933 Act, including the related base prospectus relating to the IR Shares (the "IR Registration Statement"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations relating to each of the Company Registration Statement and the IR Registration Statement. The information included in such prospectus that was omitted from either the Company Registration Statement or the IR Registration Statement at the respective times they became effective but that is deemed to be part of either the Company Registration Statement or the IR Registration Statement, as applicable, at the respective times they became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." The Company Registration Statement and the IR Registration Statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they became effective, and including the Rule 430A Information, are herein referred to collectively as the "Registration Statements." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as a "Rule 462(b) Registration Statement," and after such filing the term "Registration Statements" shall be deemed to include any Rule 462(b) Registration Statement. The final prospectus, including both the base prospectus contained in the Company Registration Statement and the base prospectus contained in the IR Registration Statement and any prospectus supplement relating to the Securities included in the Registration Statements and the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statements, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to refer to and include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         Pursuant to a stock and asset purchase agreement dated as of October 16, 2002 (the "Acquisition Agreement") with Ingersoll-Rand Company Limited ("IR") on behalf of itself and other sellers party thereto (collectively, the "Acquisition Parties"), on February 18, 2003 the Company acquired, directly or indirectly, (i) all or a portion of the outstanding shares of capital stock, as set forth in the Acquisition Agreement, of the companies listed on Schedule B of the Acquisition Agreement (the "Acquisition Subsidiaries"), (ii) all or a portion of the equity interests, as set forth in the Acquisition Agreement, of the companies listed on Schedule C of the Acquisition Agreement (the "Venture Entities") and (iii) those assets listed in Schedule E of the Acquisition Agreement (the "Separate Assets"). The Acquisition Subsidiaries, the Venture Entities and the Separate Assets are hereinafter referred to collectively as "Torrington," and the purchase of Torrington by the Company pursuant to the Acquisition Agreement is hereafter referred to as the "Torrington Acquisition."

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statements or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statements or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statements or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statements or the Prospectus, as the case may be.

     Section 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with the Underwriter, as follows:

     (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statements and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of either of the Registration Statements or any Rule 462(b) Registration Statements is in effect under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statements, any Rule 462(b) Registration Statements and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statements, the Rule 462(b) Registration Statements and any amendments and supplements thereto with respect to the Securities complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statements or Prospectus made in reliance upon and in conformity with (i) information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statements or Prospectus or (ii) information furnished to the Company in writing by the Selling Stockholder expressly for use in the IR Registration Statement or in the Prospectus.

     The prospectuses filed as part of each of the Registration Statements as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act with respect to the Securities, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act ("Regulation S-T").

     (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statements and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the respective times the Registration Statements became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (iii) Independent Accountants. (A) Ernst & Young LLP, the accountants who certified the financial statements and supporting schedules of the Company incorporated by reference in the Registration Statements, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations; and (B) PricewaterhouseCoopers LLP, the accountants who certified the financial statements and supporting schedules of Torrington which were incorporated by reference in the Registration Statements and used in the preparation of the pro forma financial information set forth or incorporated by reference in the Registration Statements, are independent public accountants with respect to Torrington within the meaning of the 1933 Act and the 1933 Act Regulations.

     (iv) Financial Statements. The financial statements for each of the Company and Torrington incorporated by reference in the Registration Statements and the Prospectus, together with the related schedule and notes thereto, present fairly, in all material respects, the financial position of each of the Company and Torrington and their respective consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of each of the Company and Torrington and their respective consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been made and are not expected to be material in amount. The supporting schedule incorporated by reference in the Registration Statements presents fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The pro forma financial statements and the related notes thereto incorporated by reference in the Registration Statements and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statements and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business,
(B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business or in connection with the integration of Torrington, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

     (vii) Good Standing of Subsidiaries. Each subsidiary of the Company that is material to the business, financial condition or results of operations of the Company, taken as a whole, (A) is set forth on Schedule B hereto (each a "Subsidiary" and, collectively, the "Subsidiaries"), (B) has been duly organized and is validly existing and, where applicable, is in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has the requisite corporate or similar power, as the case may be, and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and as described in the Prospectus; and (C) is duly qualified or licensed to transact business and is, where applicable, in good standing in each other jurisdiction in which such qualification or license is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statements, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the Subsidiaries listed on Schedule B hereto and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, are not material to the business, financial condition or results of operations of the Company, taken as a whole.

     (viii) Venture Entities. None of the Venture Entities is material to the business, financial condition or results of operations of the Company, taken as a whole.

     (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (x) Authorization and Description of Securities. The Company Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be personally liable for any debts, obligations or liabilities of the Company by reason of being such a holder; and, the issuance and sale of the Company Shares by the Company is not subject to the preemptive or other similar rights of any securityholder of the Company.

     (xi) Absence of Defaults and Conflicts. Neither the Company nor its Subsidiaries is in violation of its charter or by-laws or similar charter document. Neither the Company nor its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its Subsidiaries is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statements, the issuance and sale of the Company Shares and the use of proceeds from the sale of the Company Shares as described in the Prospectus under the caption "Use of Proceeds", and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the respective property or assets of the Company or its subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches, Repayment Events or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter or by-laws or similar charter document of the Company or its Subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their respective assets, properties or operations (except with respect to clause (B) above, as would not result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiaries, as the case may be.

     (xii) Distributions and Dividend Payments. Except as described in or contemplated by the Registration Statements and the Prospectus and except as prohibited by local law in circumstances that would not, individually or in the aggregate, result in a Material Adverse Effect, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock or other equity interests, as applicable, from repaying to the Company any loans or advances to such Subsidiary from the Company, or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

     (xiii) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

     (xv) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its Subsidiaries is subject, or to which any of the properties of the Company or any of its Subsidiaries is subject, that are required to be described in the Registration Statements or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statements or the Prospectus or to be filed as an exhibit to the Registration Statements that are not described or filed as required.

     (xvi) Possession of Intellectual Property. Each of the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, rights to use patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to own or possess such Intellectual Property would not result, singly or in the aggregate, in a Material Adverse Effect, and neither the Company nor its Subsidiaries has received any notice or has a reasonable basis to believe that the conduct of their respective businesses will result in any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of any of the Company and its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Prospectus, except such as have already been obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

     (xviii) Possession of Licenses and Permits. Except as would not result, singly or in the aggregate, in a Material Adverse Effect, each of the Company and its Subsidiaries own or possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now operated; each of the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xix) Title to Property. (A) Each of the Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or
(b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made of such property by the Company; and (B) except as would not result, singly or in the aggregate, in a Material Adverse Effect, all of the leases and subleases which are material to the business of the Company and its subsidiaries and under which any of them hold properties described in the Prospectus, are in full force and effect, and none of them has any notice of any material claim of any sort that has been asserted by anyone adverse to any of their rights under any of the leases or subleases mentioned above, or affecting or questioning any of their rights to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Company Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (xxi) Registration Rights. Except as disclosed in the Registration Statements, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statements or otherwise registered by the Company under the 1933 Act.

     (xxii) Environmental Laws. Except as disclosed in the Registration Statements and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each of the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Company or its Subsidiaries and (D) the Company is not aware of any events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Company or its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (b) Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to the Underwriter as of the date hereof and as of the Closing Time, and agrees with the Underwriter, as follows:

     (i) Information Furnished by the Selling Stockholder. None of the "Selling Stockholder Information" (as defined in Section 1(b)(ix) below) included at the time the IR Registration Statement became effective, or includes as of the date hereof, any untrue statement of a material fact or as of such effective date omitted, or as of the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (ii) Authorization of Agreements. The Selling Stockholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the IR Shares. The execution and delivery of this Agreement and the sale and delivery of the IR Shares and compliance by the Selling Stockholder with its obligations hereunder have been duly authorized by the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the IR Shares nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of the Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties.

     (iii) Good and Marketable Title. The Selling Stockholder, together with its parents, including Ingersoll-Rand Company Limited, is the record and beneficial owner of the IR Shares and has and will at the Closing Time have good and unencumbered title to the IR Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of the IR Shares and payment of the purchase price therefor as herein contemplated, assuming the Underwriter has no notice of any adverse claim, (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("NYUCC")) at the time such IR Shares are credited to the Underwriter's account or accounts maintained with The Depository Trust Company ("DTC") or other securities intermediary (each, a "Securities Account"), the Underwriter, by making payment therefore as provided herein will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NYUCC) to such IR Shares, and no action based on an adverse claim (within the meaning of Section 8-105 of the NYUCC) whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Underwriter with respect to such IR Shares.

     (iv) Absence of Manipulation. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the IR Shares.

     (v) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or in connection with the sale and delivery of the IR Shares hereunder, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

     (vi) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Selling Stockholder will not, without the prior written consent of the Underwriter, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or cause or participate in the filing of any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common

Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

     (vii) IR Shares Suitable for Transfer. At the Closing Time, the IR Shares shall be in suitable form for transfer to the Underwriter pursuant to The Depository Trust Company's FAST closing program and free from any restrictions on transfer.

     (viii) No Association with NASD. Neither the Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

     (ix) Selling Stockholder Information. The Selling Stockholder agrees that it furnished to the Company the following written information expressly for use in the Prospectus and the IR Registration Statement: the information under the heading "Selling Stockholder" in the prospectus supplement contained in the Prospectus; and the last sentence in the first paragraph, the first sentence in the second paragraph and the fifth paragraph under the heading "Selling Stockholders" in the base prospectus contained in the IR Registration Statement (collectively, the "Selling Stockholder Information").

     (c) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company made as of the date of such certificate (except to the extent a date is specified in such representation or warranty, in which case such representation or warranty shall be deemed made as of such date) to the Underwriter as to the matters covered thereby, and any certificate signed by any officer of the Selling Stockholder delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Selling Stockholder made as of the date of such certificate (except to the extent a date is specified in such representation or warranty, in which case such representation or warranty shall be deemed made as of such date) to the Underwriter as to the matters covered thereby.

     Section 2. Sale and Delivery to Underwriter; Closing.

     (a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, (i) the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Company Shares and (ii) the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, the IR Shares, in each case, at the price set forth in Schedule A hereto.

     (b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Jones Day, located at 222 East 41st Street, New York, New York, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling

Stockholder, at 10:00 A.M. (Eastern time) on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Selling Stockholder (such time and date of payment and delivery being herein called "Closing Time").

         Payment for the Company Shares shall be made to the Company by wire transfer of immediately available funds to a bank account of the Company designated by the Company, against delivery of the Company Shares for the account of the Underwriter. Payment for the IR Shares shall be made to the Selling Stockholder by wire transfer of immediately available funds to a bank account of the Selling Stockholder designated by the Selling Stockholder, against delivery of the IR Shares for the account of the Underwriter.

     (c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

     Section 3. Covenants of the Company. The Company covenants with the Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to either of the Registration Statements shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to either of the Registration Statements or any amendment or supplement to the Prospectus or for additional information relating thereto, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of either of the Registration Statements or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as possible.

     (b) Filing of Amendments. Until the completion of the distribution of the Securities, the Company will give the Underwriter notice of its intention to file or prepare any amendment to either of the Registration Statements (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the base prospectus included in either of the Registration Statements at the respective times they became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statements as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and will also deliver to the Underwriter, without charge, a conformed copy of the IR Registration Statement as originally filed and of each amendment thereto (without exhibits). Such copies of the IR Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or in the judgment of the Company, to amend either of the Registration Statements or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend either of the Registration Statements or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statements or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the IR Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the IR Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders within the required time periods an earnings statement covering a period of at least twelve months, beginning with the first fiscal quarter of the Company after the effective date of the IR Registration Statement (as the term "effective date" is defined in Rule 158(c) under the 1933 Act), which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Company Shares in the manner specified in the Prospectus under the caption "Use of Proceeds."

     (i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on The New York Stock Exchange and will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities listed on the New York Stock Exchange.

     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted in the ordinary course of business pursuant to existing employee or director compensation plans of the Company (and with respect to sales of any shares of Common Stock issued pursuant to any such plan, the Company shall be permitted to file a Registration Statement on Form S-8 under the 1933 Act), or (D) any shares of Common Stock issued in the ordinary course of business pursuant to any existing dividend reinvestment plan of the Company.

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     Section 4. Payment of Expenses.

     (a) Expenses of the Company. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statements (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the reproduction and delivery to the Underwriter of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Company Shares, (iii) the preparation, issuance and delivery of the certificates for the Company Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Company Shares, to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto, (vii) the reproduction and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) Expenses of the Selling Stockholder. The Selling Stockholder will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, and delivery of the certificates for the IR Shares, including any stock or other transfer taxes and any stamp duties, capital duties or other duties payable upon the sale and delivery of the IR Shares to the Underwriter and (ii) the fees and disbursements of its counsel and accountants. Notwithstanding the foregoing, in the event of any conflict between this Section 4(b) and the provisions of the Registration Rights Agreement dated February 18, 2003 between the Company and the Selling Stockholder (the "Registration Rights Agreement"), the provisions of the Registration Rights Agreement shall control.

     (c) Termination of Agreement. (i) If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 hereof because of the failure of the Selling Stockholder to perform its obligations under Sections 5(d), 5(e) or 5(h), or to furnish any items required to be provided by it pursuant to Section 5(l), or because of any error or omission or failure on the part of the Selling Stockholder with respect to any other provision of
Section 5 that results in the failure of a condition set forth in Section 5 to be satisfied, the Selling Stockholder shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter. (ii) If this

Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 hereof because of the failure of the Company to perform any of its obligations (which obligations do not include the obligations of the Selling Shareholder set forth in 4(c)(i) above) under
Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     Section 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company and the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of each of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statements. Each of the Registration Statements, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of either of the Registration Statements shall have been issued under the 1933 Act or proceedings therefor initiated or, to the Company's knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received (A) the favorable opinion and (B) a letter, each dated as of Closing Time, of Jones Day, special counsel for the Company, in the form set forth in Exhibit A and Exhibit B, respectively.

     (c) Opinion of the General Counsel of the Company. At Closing Time, the Underwriter shall have received the favorable opinion of William R. Burkhart, Senior Vice President and General Counsel of Company, in form and substance satisfactory to the Underwriter, substantially to the effect set forth in Exhibit C.

     (d) Opinion of Counsel for the Selling Stockholder. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Selling Stockholder, in the form set forth in Exhibit D.

     (e) Opinion of the General Counsel of the Selling Stockholder. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Patricia Nachtigal, the General Counsel of the Selling Stockholder, in form and substance satisfactory to the Underwriter, substantially to the effect set forth in Exhibit E.

     (f) Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling

LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries, certificates of officers of the Selling Stockholder and certificates of public officials.

     (g) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as whole, whether or not arising in the ordinary course of business, which, individually or in the aggregate with all other of such changes, is materially adverse to the Company and its subsidiaries, taken as a whole; and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that, to such officer's knowledge, (i) there has been no such material adverse change referred to above, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

     (h) Certificate of Selling Stockholder. At Closing Time, the Underwriter shall have received a certificate of the Senior Vice President and Chief Financial Officer of the Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and
(ii) the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (i) Comfort Letters of Accountants. (A) At the date hereof, the Underwriter shall have received from each of Ernst & Young LLP and PricewaterhouseCoopers LLP a letter dated the date hereof, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements and the Prospectus. (B) At Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter dated as of the Closing Date to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (A) of this Section 5(i), except that the procedures performed by Ernst & Young LLP in connection with the letter shall have been completed not more than three business days prior to Closing Time.

     (j) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on The New York Stock Exchange subject only to official notice of issuance with respect to the Company Shares.

     (k) Lock-up Agreements. As of the date of this Agreement, the Company shall have used its best efforts to provide the Underwriter an agreement substantially in the form of Exhibit F hereto signed by the persons listed on Schedule C hereto. At the Closing Time, the Underwriter shall have received any of such agreements not provided at the date of this Agreement in accordance with the preceding sentence.

     (l) Additional Documents. At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the issue and sale of the Company Shares and the sale of the IR Shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement the obligations of the Underwriter to purchase the Securities, may be terminated by the Underwriter by notice to the Company and to the Selling Stockholder at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     (n) Registration Rights Agreement. For the avoidance of doubt, the Selling Stockholder shall have agreed (which agreement shall be evidenced by the Selling Stockholder's execution of this Agreement) that the offering and sale of the Company Shares pursuant to this Agreement shall be deemed to be a public sale or distribution as part of the IR Registration Statement consistent with the exception set forth in the parenthetical in clause (i) of
Section 4(b) of the Registration Rights Agreement.

     Section 6. Indemnification.

     (a) Indemnification of the Underwriter and the Selling Stockholder by the Company. The Company agrees to indemnify and hold harmless each of the Underwriter and the Selling Stockholder and each person, if any, who controls the Underwriter or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which the Underwriter or the Selling Stockholder or any such control person may become subject arising out of any untrue statement or alleged untrue statement of a material fact contained in either of the Registration Statements (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to (1) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statements (or any amendment thereto), including the Rule 430A Information or the Prospectus (or any amendment or supplement thereto), or (2) any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the IR Registration Statement (or any amendment thereto), including the Rule 430A Information, or the prospectus supplement relating to the Securities or the base prospectus contained in the IR Registration Statement (or any amendment or supplement thereto); and provided further that the indemnity agreement, with respect to the Underwriter and its related control persons, contained in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense resulting from the fact that a court of competent jurisdiction shall have made a determination that the untrue statement or omission shall have been corrected in the Prospectus and a copy of the Prospectus was delivered to the Underwriter in accordance with the terms hereof and was not sent or given to such person by the Underwriter as required and within the time required by the 1933 Act.

     Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriter or the Selling Stockholder or who controls the Underwriter or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or

Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statements under Item 17.

     (b) Indemnification of the Company, the Selling Stockholder, Directors and Officers by the Underwriter. The Underwriter agrees to indemnify and hold harmless each of the Company and the Selling Stockholder, their respective directors, each of the Company's officers who signed the Registration Statements, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever to which the Company or the Selling Stockholder may become subject as described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in either of the Registration Statements (or any amendment thereto), including the Rule 430A Information or the Prospectus (or any amendment or supplement thereto), but only to the extent made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in either of the Registration Statements (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c) Indemnification of the Company, the Underwriter, Directors and Officers by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless the Company and the Underwriter, their respective directors, each of the Company's officers who signed the IR Registration Statement, and each person, if any, who controls the Company or the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever to which such person may become subject as described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the IR Registration Statement (or any amendment thereto), including the Rule 430A Information or the prospectus supplement relating to the Securities or the base prospectus contained in the IR Registration Statement (or any amendment or supplement thereto), made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use in the IR Registration Statement (or any amendment thereto) or the prospectus supplement relating to the Securities or the base prospectus contained in the IR Registration Statement (or any amendment or supplement thereto); provided, however, that the Selling Stockholder shall not be liable for any amounts exceeding the product of the purchase price per share of the Securities (not including discounts or commissions but before expenses), as set forth in Schedule A hereto, and the number of IR Shares.

     (d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder unless and only to the extent it did not otherwise learn of such action and it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or
Section 6(c) above, counsel to the indemnified parties shall be selected by the Underwriter and, if the Company is an indemnified party, the Company, and in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or
Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

     (f) Acknowledgement. The Company, the Selling Stockholder and the Underwriter agree that, as regards indemnification between the Company and the Selling Stockholder, notwithstanding anything to the contrary in this Section 6, and in the event of any conflict between this Section 6 and Section 6 of the Registration Rights Agreement the provisions of Section 6 of the Registration Rights Agreement shall control.

     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand, and the Underwriter on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand, and of the Underwriter on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by each of the Company and the Selling Stockholder and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each director of the Company or the Selling Stockholder, each officer of the Company who signed either of the Registration Statements, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholder, as applicable.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholder with respect to contribution, including the agreement in the Registration Rights Agreement.

     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Stockholder submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto or any controlling person, and shall survive delivery of the Securities to the Underwriter.

     Section 9. Termination of Agreement.

     (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at 1585 Broadway, New York, New York 10036 attention of Equity Syndicate Department; notices to the Company shall be directed to it at 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798, attention of the Senior Vice President and General Counsel; and notices to the Selling Stockholder shall be directed to it at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, attention of Senior Vice President and General Counsel.

     Section 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     Section 13. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                           [SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder counterparts hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholder in accordance with its terms.

                               Very truly yours,

                               THE TIMKEN COMPANY


                               By  /s/Glenn A. Eisenberg
                                   -------------------------------------
                                   Name: Glenn A. Eisenberg
                                   Title: Executive Vice President -
                                            Finance and Administration


                               By  /s/William R. Burkhart
                                   -------------------------------------
                                   Name: William R. Burkhart
                                   Title: Senior Vice President and
                                            General Counsel


                               INGERSOLL-RAND COMPANY



                               By  /s/Timothy R. McLevish
                                   -------------------------------------
                                   Name: Timothy R. McLevish
                                   Title: Senior Vice President and
                                            Chief Financial Officer


                                By  /s/Ronald G. Heller
                                    ------------------------------------
                                    Name: Ronald G. Heller
                                    Title: Vice President and Secretary



CONFIRMED AND ACCEPTED, as of
the date first above written:

MORGAN STANLEY & CO. INCORPORATED


By  /s/ Trevor R. Burgess
    -----------------------------
    Trevor R. Burgess
    Vice President

                                  SCHEDULE A

                              THE TIMKEN COMPANY

                       12,895,973 Shares of Common Stock

                                (No Par Value)



     1. The public offering price per share for the Securities shall be $15.85.

     2. The purchase price per share for the Securities to be paid by the Underwriter shall be $15.71, being an amount equal to the public offering price set forth above less $0.14 per share.



                                   Sch A-1

                                  SCHEDULE B

                  MATERIAL SUBSIDIARIES OF THE TIMKEN COMPANY

                                                          Jurisdiction of
Name                                                       organization
----                                                      ---------------

Timken Aerospace & Super Precision Bearings                   Delaware
Timken Receivables Corporation                                Delaware
Timken US Corp.                                               Delaware



                                   Sch B-1

                                  SCHEDULE C

                LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

           Name
           ----
           W.R. Timken, Jr.
           James W. Griffith
           Ward J. Timken
           Ward J. Timken, Jr.
           Bill J. Bowling
           Glenn A. Eisenberg
           Curt J. Andersson
           Michael C. Arnold
           Sallie B. Bailey
           William R. Burkhart
           Donna J. Demerling
           Jon T. Elsasser
           Roger W. Lindsay
           Salvatore J. Miraglia, Jr.
           Hans J. Sack
           Mark J. Samolczyk
           Scott A. Scherff
           Stanley C. Gault
           John A. Luke, Jr.
           Robert W. Mahoney
           Jay A. Precourt
           John M. Timken, Jr.
           Joseph F. Toot, Jr.
           Martin D. Walker
           Jacqueline F. Woods
           Joseph W. Ralston



                                   Sch C-1

                                                                    Exhibit A

                         FORM OF OPINION OF JONES DAY,
                           COUNSEL FOR THE COMPANY,
                   TO BE DELIVERED PURSUANT TO SECTION 5(b)

                                                                    Exhibit B

                         FORM OF LETTER OF JONES DAY,
                           COUNSEL FOR THE COMPANY,
                   TO BE DELIVERED PURSUANT TO SECTION 5(b)

                                                                    Exhibit C

                    FORM OF OPINION OF WILLIAM R. BURKHART,
                 SENIOR VICE PRESIDENT AND GENERAL COUNSEL OF
                   THE COMPANY, TO BE DELIVERED PURSUANT TO
                                 SECTION 5(C)

Ladies and Gentlemen:

     I am the Senior Vice President and General Counsel of The Timken Company, an Ohio corporation (the "Company"), and have acted in such capacity in connection with (i) the issue and sale by the Company of 3,500,000 shares (the "Company Shares") of its common stock, without par value (the "Common Stock"); and (ii) the sale by Ingersoll-Rand Company, a New Jersey corporation (the "Selling Stockholder"), of 9,395,973 shares of Common Stock (the "IR Shares" and, collectively with the Company Shares, the "Securities") pursuant to the Purchase Agreement, dated as of October 15, 2003 (the "Purchase Agreement"), among the Company, the Selling Stockholder and Morgan Stanley & Co. Incorporated (the "Underwriter"). This opinion is furnished to the Underwriter pursuant to Section 5(c) of the Purchase Agreement. Except as otherwise defined herein, terms used in this opinion that are defined in the Purchase Agreement are used as so defined.

     In connection with the opinions expressed herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents:

     (A)   the Amended Articles of Incorporation and Amended
           Regulations of the Company;

     (B) the Registration Statement on Form S-3 (No. 333-100731) (as amended when it became effective, the "Universal
           Registration Statement");

     (C) the Registration Statement on Form S-3 (No. 333-108792) (as amended when it became effective, the "IR Registration
           Statement" and, together with the Universal Registration Statement, the "Registration Statements");

     (D) the prospectus contained in the Universal Registration Statement, dated February 11, 2003 (the "Universal Base Prospectus"), the prospectus contained in the IR Registration Statement, dated October 15, 2003 (the "IR Base Prospectus"), and the prospectus supplement to the Universal Base Prospectus and the IR Base Prospectus, dated October 15, 2003, relating to the Securities (the "Prospectus Supplement" and, together with the Universal Base Prospectus and the IR Base Prospectus, the "Prospectus"); and

     (E)   the Purchase Agreement.

I have also examined such other documents, records and matters of law as I have deemed relevant or necessary for purposes of this opinion.

     I have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies.

     As to certain facts relevant to my opinion, I have relied on certificates of public officials or certificates and representations of officers or other representatives of the Company. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part.

     Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that:

     1. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     2. The Company has an authorized equity capitalization as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); all of the shares of common stock of the Company issued and outstanding immediately prior to the offering contemplated by the Purchase Agreement (consisting of [ ] shares of Common Stock as of the date set forth in the Prospectus, such date being the most recent practicable date for the provision of such information) have been authorized by all necessary corporate action and are validly issued, fully paid and non-assessable; and the holders of the Common Stock of the Company are not entitled to any statutory preemptive rights pursuant to the laws of the State of Ohio or the Certificate of Incorporation or Code of Regulations of the Company or contractual preemptive or other contractual rights to subscribe for or purchase the Securities in connection with the sale of the Securities.

     3. Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is qualified to do business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statements, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to the best of my knowledge, none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

     4. The documents incorporated by reference in the Prospectus (except for the financial statements, the financial statement schedule, the pro forma financial information and other financial data included or incorporated by reference therein, as to which I express no view), when they were filed with the Commission, complied as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

     5. To the best of my knowledge, neither the Company nor any Subsidiary is in violation of its Certificate of Incorporation or Code of Regulations and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statements or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statements.

     This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     I express no opinion as to state securities or Blue Sky laws, the laws of any jurisdiction outside the United States or, except as set forth in paragraph 4 above, the U.S. Federal securities laws.

     I am admitted in the Commonwealth of Pennsylvania and registered as a corporate attorney in the State of Ohio. The opinions expressed herein are limited to the federal securities laws of the United States of America, the laws of the State of Pennsylvania and the General Corporation Laws of the State of Ohio and other laws of the State of Ohio generally applicable to the matters set forth above as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.

     This opinion is furnished by me to you as Underwriter solely for your benefit, upon the understanding that I am not hereby assuming any professional responsibility to any other person whatsoever, and that this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                                    Exhibit D

              FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP,
                     COUNSEL FOR THE SELLING STOCKHOLDER,
                   TO BE DELIVERED PURSUANT TO SECTION 5(d)

                                                                    Exhibit E

            FORM OF OPINION OF PATRICIA NACHTIGAL, GENERAL COUNSEL
                  OF THE SELLING SHAREHOLDER, TO BE DELIVERED
                           PURSUANT TO SECTION 5(e)



     (i) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

     (ii) The execution, delivery and performance of the Purchase Agreement and the sale and delivery of the IR Shares and the consummation of the transactions contemplated in the Purchase Agreement and in the IR Registration Statement and compliance by the Selling Stockholder with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon, the IR Shares, nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholder, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Stockholder or any of its properties.

     (iii) The Selling Stockholder has full right, power and authority to sell, transfer and deliver the IR Shares pursuant to the Purchase Agreement.

                                                                    Exhibit F

                  FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR
                  OTHER STOCKHOLDERS PURSUANT TO SECTION 5(K)

                                                        October [    ], 2003

[----------]
[----------]
[----------]

          Re: Proposed Public Offering by Ingersoll-Rand Company and The Timken Company of Common Stock of The Timken Company
                --------------------------------------------------------
Dear Sirs:

     The undersigned, a stockholder [and an officer and/or director] of The Timken Company, an Ohio corporation (the "Company"), understands that [______________] proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and Ingersoll-Rand Company (the "Selling Stockholder") providing for the public offering of shares (the "Securities") of the Company's common stock, with no par value (the "Common Stock"), by the Selling Stockholder and the Company. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with you that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not (subject to the following paragraph), without your prior written consent, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     The foregoing paragraph shall not apply to (a) transfers of shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein; (b) transfers of shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein; (c) sales of shares of Common Stock issued upon the exercise of an option or warrant granted by the Company and outstanding on the date of the Purchase Agreement, the proceeds of which sale are used in connection with


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(1) the cashless exercise of such option or warrant, or (2) the payment of any or all taxes incurred in connection with such exercise; (d) transactions relating to shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock acquired in open market transactions after the completion of the offering contemplated by the Purchase Agreement; or (e) pledges of Common stock or any securities convertible into or exchangeable or exercisable for Common Stock to a financial institution for the purpose of securing a loan or other indebtedness; provided that such financial institution agrees to be bound by the restrictions set forth herein.

                                    Very truly yours,



                                    Signature:______________________________

                                    Print Name:_____________________________


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